Exhibit 3.67

ARTICLES OF INCORPORATION

OF

JEWELL RESIDENCE CORPORATION

We, the undersigned, for the purpose of forming a corporation under the Minnesota Business Corporation Act, do hereby associate ourselves as a body corporate and do hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be JEWELL RESIDENCE CORPORATION.

ARTICLE II

This corporation has been formed for general business purposes.

ARTICLE III

The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including but not limited to the following:

1. The power to acquire, own, pledge, dispose of and deal in shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations (including this corporation), associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

2. The power to aid in any manner any corporation, association, firm or individual, any of those securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

3. The power to carry out all or any part of the purposes of this corporation as principal or agent, or in conjunction, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do.

ARTICLE IV

The duration of this corporation shall be perpetual.

ARTICLE V

The location and post-office address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE VI

The minimum amount of stated capital with which this corporation will begin business shall be not less than one Thousand Dollars ($1,000.00).

ARTICLE VII

The total authorized capital stock of this corporation shall consist of 2,500 shares of common stock having a par value of $10.00 per share. All shares of stock of this corporation may be issued as full or fractional shares. Each outstanding fractional share shall have the rights which are provided in these Articles of Incorporation, the By-Laws of this corporation and the laws of the State of Minnesota to which a full share of such stock is entitled, but in the proportion which such fractional share bears to a full share of such stock.

All shares of common stock shall be equal in every respect. At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his name and entitled to vote at such meetings. Shareholders shall have no rights of cumulative voting. Shareholders shall not be entitled as a matter of right, preemptive or otherwise, to subscribe or apply for or purchase or receive any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation.

ARTICLE VIII

The names and post office addresses of the incorporators of this corporation are as follows:

Nancy G. Barber

300 Roanoke Building
Minneapolis, MN 55402

Jane T. Maas

300 Roanoke Building
Minneapolis, MN 55402

Richard A. Hackett

300 Roanoke Building

Minneapolis, MN 55402

ARTICLE IX

The management of this corporation shall be vested in a Board of Directors. The Board of Directors of this corporation shall consist of three (3) directors or such other greater or lesser number of directors as may be permitted by law and as shall be provided in the By-Laws of this corporation or as determined by the shareholders at each annual meeting or any special meeting of the shareholders called for that purpose. The names and post office addresses of the first Board of Directors of this corporation are as follows:

Thomas E. Miller

6921 York Avenue South

Edina, MN 55433

Craig R. Miller

6921 York Avenue South
Edina, MN 55433

Douglas V. Miller

6921 York Avenue South
Edina, MN 55433

Each such director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE X

The authority to make and alter the By-Laws of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such By-Laws.

Authority is hereby conferred upon and vested in the Board of Directors of this corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation. The Board of Directors shall have the authority to issue shares of stock and securities of the corporation to the full amount authorized by these Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.

ARTICLE XI

The shareholders of this corporation may, by a majority vote of all shares issued, outstanding and entitled to vote:

1. Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the. payment of money or other property, as the Board of Directors deems expedient and in the best interests of the corporation;

2. Amend the Articles of Incorporation of this corporation for any reason or lawful purpose, and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment; and

3. Adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.

IN TESTIMONY WHEREOF, we have hereunto set our hands this 21st day of May, 1981.

/s/ Nancy G. Barber
Nancy G. Barber

/s/ Jane T. Maas

Jane T. Maas

/s/ Richard A. Hackett

Richard A. Hackett

STATE OF MINNESOTA	)

) ss.
COUNTY OF HENNEPIN	)

On this 21st day of May, 1981, before me a Notary Public within and for said County, personally appeared NANCY G. BARBER, JANE T. MAAS, and RICHARD A. HACKETT, to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and who acknowledged that they executed the same as their free act and deed.

/s/ Sharon R. Lennes
Notary Public, Hennepin County, Minn.
My Commission Expires:

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

JEWELL RESIDENCE CORPORATION

We, the undersigned, Thomas E. Miller, as President and Craig R. Miller, as Secretary of Jewell Residence corporation, a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that by written resolution of the shareholders dated 8-30-83, it was unanimously resolved by such shareholders that the Articles of incorporation of the corporation be amended in accordance with the following resolution:

RESOLVED, That the name of the corporation as stated in the Articles of Incorporation of this corporation be, and the same hereby is, changed, and the name of this corporation shall be COUNCIL BLUFFS RESIDENCE, INC.

FURTHER RESOLVED, That the President and Secretary of this corporation be, and they hereby are, authorized and directed to make, execute and acknowledge Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed and recorded in the manner required by law.

IN WITNESS WHEREOF, We have hereunto subscribed our names as officers of the corporation pursuant to the foregoing resolution this 30 day of August, 1983.

/s/ Thomas E. Miller

Thomas E. Miller

/s/ Craig R. Miller

Craig R. Miller

STATE OF MINNESOTA	)
	) ss.	ACKNOWLEDGMENT
COUNTY OF HENNEPIN	)

On this 30 day of August, 1983, before me a notary public within and for said County, personally appeared Thomas E. Miller and Craig R. Miller, to me known to be the persons who executed the foregoing Articles of Amendment of Articles of Incorporation, who, being by me each duly sworn, did say, the said Thomas E. Miller, that he is the President, and the said Craig R. Miller, that he is the Secretary of JEWELL RESIDENCE CORPORATION, the corporation named in the foregoing Articles of Amendment; and declared that they executed said Articles of Amendment as the President and Secretary of said corporation by authority of the shareholders of the corporation, and acknowledged that they executed the foregoing Articles of Amendment as their free act and deed as the free act and deed of said corporation.

/s/ Linda J. Helleksen

Notary Public

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

COUNCIL BLUFFS RESIDENCE, INC.

We, the undersigned, Thomas E. Miller, as President and Craig R. Miller, as Secretary of Council Bluffs Residence, Inc., a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that by written resolution of the shareholders dated March 27, 1984, it was unanimously resolved by such shareholders that the Articles of Incorporation of the corporation be amended in accordance with the following resolution:

RESOLVED, That the name of the corporation as stated in the Articles of Incorporation of this corporation, as amended, be, and the same hereby is, changed, and the name of this corporation shall be REM-COUNCIL BLUFFS, INC.

FURTHER RESOLVED, That the President and Secretary of this corporation be, and they hereby are, authorized and directed to make, execute and acknowledge Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed and recorded in the manner required by law.

IN WITNESS WHEREOF, We have hereunto subscribed our names as officers of the corporation pursuant to the foregoing resolution this 27 day of March, 1984.

/s/ Thomas E. Miller
Thomas E. Miller

/s/ Craig R. Miller

Craig R. Miller

STATE OF MINNESOTA	)
	) ss.	ACKNOWLEDGMENT
COUNTY OF HENNEPIN	)

On this 27 day of March, 1984, before me, a Notary Public within and for said County, personally appeared Thomas E. Miller and Craig R. Miller, to me known to be the persons who executed the foregoing Articles of Amendment of Articles of Incorporation, who, being by me each duly sworn, did say, the said Thomas E. Miller, that he is the President, and the said Craig R. Miller, that he is the Secretary of Council Bluffs Residence, Inc., the corporation named in the foregoing Articles of Amendment; and declared that they executed said Articles of Amendment as the President and Secretary of said corporation by authority of the shareholders of the corporation, and acknowledged that they executed the foregoing Articles of Amendment as their free act and deed as the free act and deed of said corporation.

/s/ Linda J. Helleksen

Notary Public

ARTICLES OF AMENDMENT
OF THE ARTICLES OF INCORPORATION OF
REM-COUNCIL BLUFFS, INC.

The undersigned, Craig R. Miller, President and Secretary of REM-Council Bluffs, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 13, 1987.

RESOLVED, That the Articles of Incorporation of this corporation be amended by the addition thereto of the following Article XII:

ARTICLE XII

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) liability for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the date when this Article becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

/s/ Craig R. Miller
Craig R. Miller, President
and Secretary

Subscribed and sworn to
before me this 13 day
of August, 1987.

/s/ Lisa Ellis

ARTICLES OF MERGER

OF

COUNCIL BLUFFS PROPERTIES, INC.,
a Minnesota corporation

into
REM-COUNCIL BLUFFS. INC.,
a Minnesota corporation

TO THE SECRETARY OF STATE OF THE STATE OF MINNESOTA:

Pursuant to the provisions of Section 302A.615 of the Minnesota Business Corporations Act, the undersigned corporations adopt the following Articles of Merger:

1.                                       The Plan of Merger set forth as Exhibit A hereto is hereby incorporated herein by reference and made a part hereof.

2.                                       The Plan of Merger has been approved by each corporation pursuant to Chapter 302A of the Minnesota Business Corporations Act.

Dated: January 13, 1992	COUNCIL BLUFFS PROPERTIES, INC

/s/ Thomas E. Miller

Its President

Dated: January 13, 1992	REM-COUNCIL BLUFFS, INC.

/s/ Thomas E. Miller
Its President

EXHIBIT A

PLAN OF MERGER

Plan of Merger (hereinafter referred to as the “Plan”), dated January 13, 1992, for the merger of COUNCIL BLUFFS PROPERTIES, INC., a Minnesota corporation (the “Merged Corporation”), into REM-COUNCIL BLUFFS, INC., a Minnesota corporation (the “Surviving Corporation”). (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”.)

WITNESSETH:

WHEREAS, Surviving Corporation is a corporation duly organized and existing under the laws of the State of Minnesota, and Merged Corporation is a corporation duly organized and existing under the laws of the State of Minnesota; and

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective stockholders that the Constituent Corporations merge into a single corporation pursuant to this Plan, and the Constitutent Corporations respectively desire so to merge pursuant to this Plan and pursuant to the applicable provisions of the laws of the State of Minnesota;

NOW, THEREFORE, the Constituent Corporations shall be merged into a single corporation, REM-Council Bluffs, Inc., a

Minnesota corporation, one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger. The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be the date on which Articles of Merger are filed with the Minnesota Secretary of State. Upon the Effective Date of the Merger, the separate existence of the Constituent Corporations shall cease and the Constituent Corporations shall be merged into the Surviving Corporation, REM-Council Bluffs, Inc. as a Minnesota corporation.

ARTICLE II

Governing Laws; Articles of
Incorporation: Authorized Shares

The laws of the State of Minnesota shall govern the Surviving Corporation, and the interpretation and enforcement of this Plan. The Articles of Incorporation of REM-Council Bluffs, Inc. shall remain in effect as the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until the same may be further altered or amended in accordance with the provisions thereof.

ARTICLE III

Bylaws: Registered Office

The Bylaws of the Surviving Corporation as of the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation after the Merger, except that Article III, Section 2, is amended as of the Effective Date of the Merger by deleting therefrom the phrase “(not less than three (3))”. The registered office of Surviving Corporation shall be 6921 York Avenue South, Edina, Minnesota 55435 after the Merger.

ARTICLE IV

Directors and Officers

The directors of the Surviving Corporation in office as of the date hereof shall remain the directors of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified. Subject to the authority of the Board of Directors as provided by law and the Bylaws of the Surviving Corporation, the officers of Surviving Corporation at the Effective Date of Merger shall remain the officers of the Surviving Corporation. The officers and directors of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation or into money or other property are as follows:

5.01. Surviving Corporation’s Common Stock. On the Effective Date of the Merger, all of the issued and outstanding shares of common stock of the Surviving Corporation shall remain issued and outstanding.

5.02 Merged Corporation’s Common Stock. On the Effective Date of the Merger, all of the issued and outstanding shares of common stock of the Merged Corporation shall be automatically, without any action on the part of the holder, cancelled and the Surviving Corporation shall pay the holders of said cancelled previously issued and outstanding shares of common stock of the Merged Corporation $50.00 cash per cancelled share held on the Effective Date of Merger. Thus, the stockholders of the Surviving Corporation shall after the Effective Date of the Merger be the only stockholders of the Surviving Corporation holding the same number of shares of common stock as they did immediately prior to the Merger.

ARTICLE VI

Effect of the Merger

To the full extent permitted by law (and otherwise upon the Effective Date of Merger), the Surviving Corporation shall be deemed, as of January 1, 1992, to have succeeded to and to possess and enjoy all the rights, privileges, immunities, powers, and franchises, both of a public and private nature, of the Constituent Corporations, and all property, real, personal and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for all things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger (except that all contracts, including but not limited to leases, of real and personal property, between the Constituent Corporations shall be deemed merged and terminated); provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE VII

Accounting Matters

To the full extent permitted by applicable accounting policies and procedures and tax and regulatory laws, rules and regulations, as of January 1, 1992 (and otherwise upon the Effective Date of Merger) the assets and liabilities of the Constituent Corporations shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used. Accounting procedures and depreciation schedules and procedures of any Constituent Corporations may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VIII

Filing of Plan of Merger

Upon adoption and approval of the Plan of Merger by the stockholders of the Constituent Corporations, Articles of Merger shall be executed and delivered to the Secretary of State of the State of Minnesota for filing as provided by the Minnesota Business Corporations Act.

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
REM-COUNCIL BLUFFS, INC.

I, the undersigned, as Secretary of REM-Council Bluffs, Inc., a Minnesota corporation (the “Corporation”), do hereby certify that on the 24 day of May, 2000, the sole shareholder and directors of the Corporation unanimously resolved to amend the Articles of Incorporation in accordance with the following resolutions:

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Council Bluffs, Inc.

FURTHER RESOLVED, that this amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.

FURTHER RESOLVED, that Craig R. Miller, the Secretary of the Corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the Secretary of State of the State of Minnesota.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to Minnesota Statues Chapter 302A.

IN WITNESS WHEREOF, I have hereunto subscribed my name effective the 24 day of May, 2000.

/s/ Craig R. Miller
Craig R. Miller, Secreatry